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                                                                    EXHIBIT 16.1

                      [MCGLADREY & PULLEN, LLP LETTERHEAD]



January 21, 2000



Mr. Will Lindenmayer,
Chief Operating Officer
International Fuel Technology, Inc.
7777 Bonhomme, Suite 1920
St. Louis, MO 63105



Dear Mr. Lindenmayer:

This is to confirm that the client-auditor relationship between International Fuel Technology, Inc. (Commission File Number 000-25367), and McGladrey & Pullen, LLP has ceased.

Sincerely,


/s/  McGladrey & Pullen, LLP
     McGladrey & Pullen, LLP

cc: Office of the Chief Accountant
    SECPS Letter File
    Securities and Exchange Commission
    Mail Stop 11-3
    450 Fifth Street, N.W.
    Washington, DC 20549